Exhibit 99.1

Sent via Electronic Delivery to: ravi.brar@ecotality.com; mfelli@ecotality.com

Martin T. Felli, Esq.

General Counsel

Ecotality, Inc.

One Montgomery Street, Suite 2525

San Francisco, CA

Re:	Ecotality, Inc. (the “Company”) Nasdaq Security: Common Stock Nasdaq Symbol: ECTY

Dear Mr. Felli:

On May 10, 2012, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from April 16, 2013 to April 29, 2013, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Matt Page, Listing Analyst, at +1 301 978 8083.

Sincerely,

/s/ Randy Genau

Randy Genau

Director

Nasdaq Listing Qualifications